UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 3, 2004

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 3, 2004, we entered into and consummated a Stock Purchase Agreement with SBH Genomics, Inc., Radoje Drmanac, Snezana Drmanac and Affymetrix, Inc., pursuant to which we sold all of the stock we held in our subsidiary, Callida Genomics, Inc., or Callida, to SBH Genomics, Inc., a privately held Delaware corporation. Prior to the sale, we owned approximately 90% of Callida’s issued and outstanding capital stock. Affymetrix, a minority stockholder in Callida, also sold its Callida shares to SBH Genomics as part of the same negotiated transaction. SBH Genomics is controlled by Radoje and Snezana Drmanac. Prior to the disposition of Callida to SBH Genomics, both Radoje and Snezana Drmanac were employees of Callida, and Radoje Drmanac was an officer and director of Callida. We and Affymetrix sold our stock in Callida in exchange for convertible promissory notes in the principal amount of $1 million and potential additional payments to us from SBH Genomics based on future revenues. The notes are convertible into preferred shares of SBH Genomics under certain circumstances.

As part of this transaction, Affymetrix, Inc. has waived the acceleration of a $4 million promissory note owed by us to Affymetrix that would have become immediately payable as a result of the change of control of Callida. This convertible note arose from a loan made to us by Affymetrix in 2001 to fund our initial capital contribution to Callida. In addition, the sale of our Callida stock results in a significant non-cash charge to our earnings due to the difference between the value of the convertible promissory notes received and the carrying value of Callida’s assets and liabilities in our balance sheet, plus various other costs associated with the sale of this subsidiary.

This transaction is part of our strategy to monetize assets that are outside of our core business.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Please see Item 1.01 above regarding our disposition on December 3, 2004 of all of our stock in our subsidiary, Callida Genomics, Inc.

ITEM 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

To be filed by amendment.

(c)	Exhibits

2.1	Stock Purchase Agreement, dated December 3, 2004, entered into by and between SBH Genomics, Inc., Radoje Drmanac, Snezana Drmanac, Nuvelo, Inc., and Affymetrix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: December 9, 2004

Exhibit Index

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated December 3, 2004, entered into by and between SBH Genomics, Inc., Radoje Drmanac, Snezana Drmanac, Nuvelo, Inc., and Affymetrix, Inc.